Exhibit 99.1

AM Oil Resources & Technology Inc., Formerly Known as Aventerra Exploration, Inc., Announces the Acquisition of Patented Oil Recovery Technology

VALENCIA, Calif.-- December 22, 2008 - (BUSINESS WIRE)-- AM Oil Resources & Technology Inc. (OTCBB: AXPI) announced that the Company has acquired two patents from AM Oil Resources & Technology Inc., a California corporation ("AM Oil"). The Company's newly acquired patents are US Patent # 5979549 and # 6129148 and cover a method and apparatus for viscosity reduction of clogging hydrocarbons in oil wells.

According to Anthony K. Miller, CEO, "We are excited about our new technology and the promise it can hold for the Company and for independent and major oil producers throughout the world. We believe this technology could provide a solution to help the United States reduce its dependence on foreign oil. Our proven, patent technology provides an environmentally safe and cost-effective method that maximizes crude oil production from existing oil wells. Marketing this technology should cause the Company to benefit from the continuous worldwide demand for oil, which should result in considerable growth in both revenues and profits for the Company."

Other corporate events as noted in the Company's 8-K Filing dated November 25, 2008: Anthony Miller has been appointed as the new Chairman, CEO, and Director of the Company and Natasha Mercer, Director and Secretary.

In addition, on December 3, 2008, with shareholder approval, the Company changed its name from Aventerra Exploration, Inc., to AM Oil Resources & Technology Inc. The Company has applied for a new symbol to coincide with this corporate action.

About AM Oil Resources & Technology Inc.:

Our mission is to use, sell and produce our patent and patent pending technologies, providing environmentally safe and cost-effective apparatus designed to maximize oil production in oil fields, in both domestic and international markets, and to provide solutions to the world with technology that will recover crude oil that would otherwise remain in the ground forever. By utilizing proper development, partnership and strategic alliances, we will attain this goal. For Further Information Contact: info@am-oil.com / 800-646-6570... Our website is: www.am-oil.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of AM Oil Resources & Technology Inc and related companies (hereafter collectively referred to as "the Company," "we," "our" or "us") to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The words or phrases "would be," "may allow," "intends to," "may likely," "are expected to," "may continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) intense competition in the oil and gas sector; (b) whether we are able to manage our planned growth efficiently, including whether our management will be able to identify, hire, train, retain, motivate, and manage required personnel or that management will be able to manage and exploit existing and potential market opportunities successfully; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations. Any agreements and event coverage should not be construed by any means whatsoever as having any impact on or a reflection of the Company's future stock price or future financial results.

Source: AM Oil Resources & Technology Inc.
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AM Oil Resources & Technology Inc.
Philip Morgan
800-646-6570
info@am-oil.com
www.am-oil.com